Date: June 26, 1995






    Robert C. Jaudes (as Chairman of the Board, President and Chief Executive Officer of Laclede Gas Company), and Robert J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Laclede Gas Company Salary Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.



























                                  Page 22

                     AMENDMENT TO THE LACLEDE GAS COMPANY
                         SALARY DEFERRAL SAVINGS PLAN


The last sentence of Section 2.8 is deleted and replaced with the following sentence, and a new sentence is added, effective October 1, 1994, as follows:

     "Beginning October 1, 1989 and before October 1, 1994, Compensation is limited to $200,000 per Plan Year, which amount is subject to annual adjustment by the U. S.Treasury Department. Beginning October 1, 1994, Compensation is limited to $150,000 per Plan Year, which amount is subject to annual adjustment by the U. S. Treasury Department."





                                             ROBERT C. JAUDES
                                     -------------------------------
                                     Title:  Chairman, President and
                                             Chief Executive Officer




                                             ROBERT J. CARROLL
                                     -------------------------------
                                     Title:  Senior Vice President -
                                             Finance
























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